SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On June 4, 2003, XTO Energy announced it has entered a long-term agreement with Energy Transfer Company to deliver substantial natural gas volumes into Energy Transfer’s new pipeline system which is under construction. Beginning in mid-2004, XTO has committed to deliver specified minimum volumes ranging from 140 to 240 million cubic feet of natural gas per day from East Texas production for a term of nine years. If the Company fails to deliver these minimum volumes, it will pay a contractual fee per thousand cubic feet of unused capacity, computed on a monthly basis. A copy of the news release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1 News Release dated June 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: June 6, 2003	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller